SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON DC  20549

                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                       Date of Report: August 25, 2003
                      ---------------------------------
                      (Date of earliest event reported)




                     Bion Environmental Technologies, Inc.
            -----------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter




         Colorado                  001-31437               84-1176672
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   (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                         Identification No.)




              18 East 50th Street, 10th Floor, New York, NY  10022
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             (Address and Zip Code of Principal Executive Offices)




       Registrant's telephone number including area code: (212) 758-6622

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Item 5.  Other Events.

LIQUIDITY/FINANCING/MANAGEMENT UPDATE

     On August 25, 2003 our wholly-owned subsidiary (we own all 4 million shares that are currently issued and outstanding), Bion Dairy Corporation ("Dairy"), closed an initial stage of financing totaling $1,117,500 (including $600,000 of prior advances from Bright Capital, Ltd. ("Brightcap") and $65,000 of prior advances from affiliates of David Mitchell, our former CEO) of secured convertible debt ("Notes"). The Notes are secured by: a) all of the intellectual property of Bion (and its subsidiaries) (which previously secured outstanding obligations to Brightcap), b) all of the outstanding shares of Dairy, and c) all of the shares of Centerpoint Corporation owned by Bion. The Notes are convertible into the common stock of Dairy at a price of $1.00 (principal and accrued interest on the Notes) under various conditions specified in the financing documentation. The forms of documents that were used to accomplish this financing are attached as Exhibit 10.1 hereto. The material details of the transaction are set forth at paragraph 1 of the Note Purchase Agreement (and the schedules/exhibits thereto) included therein, one or more of which conditions may never be met (see "TEXAS INSTALLATION" below). Under additional specified conditions (which also have no assurance of being met), the Notes (or Dairy common stock received pursuant to the conversion thereof) may in the future be exchanged for shares of the common stock of Bion. If conversion of the Notes into the common stock of Dairy takes place, all of Bion's business opportunity in the dairy industry world-wide will be conducted through Dairy. The financing restricts the use of its proceeds and, unless Dairy raises substantially greater funds, there will be no substantial funds available for Bion to pay its creditors and carry out its business. Please see the attached Exhibit 10.1 for further details.

     Effective as of August 31, 2003, the terms of an existing month-to-month consulting arrangement with David Mager (see Exhibit 10.3 to our Current Report on Form 8-K dated June 9, 2003 for details of prior agreement) were amended to reduce the maximum number of options to be granted to 133,333.

     Bion has agreed that accrued deferred compensation to Mark A. Smith ("MAS"), our President, and Bright Capital, Ltd./Dominic Bassani ("Brightcap") (see Exhibits 99.1 and 10.1, respectively, to our Current Report on Form 8-K dated June 9, 2003 for details) for their services commencing during March 2003 shall be converted into Bion common stock at market price with a cap on the conversion price of $3.00 per share, provided, however, that once, if ever, Bion informs MAS and/or Brightcap of its intent to pay for such services in cash, the prior outstanding balances shall be immediately convertible into Bion common stock at the election of MAS and/or Brightcap, as applicable.

     As of August 31, 2003, we still owe approximately $900,000 to unsecured creditors (in addition to $487,500 that we currently owe to The Trust Under Deferred Compensation Plan for D2CO, LLC (the "D2 Trust") for past management services, and amounts to be owed/accrued for services of Mark A. Smith, our President, and Bright Capital, Ltd./Dominic Bassani for their services pursuant to Exhibits 10.1 and 99.1 to our Current Report on Form 8-K dated June 9, 2003.) It should be noted, however, that the amounts currently owed by us to the D2 Trust will be converted into shares of our Common Stock


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unless otherwise agreed in writing) upon the earlier to occur of (a) a $5 million or greater equity financing(s) by us, in which case the amount payable will be converted into shares of our Common Stock at the equity price of the financing (or, in the event that the $5 million in equity financing is obtained in a series of more than one financing, the price of the equity financing which pushes the aggregate total of the financings above $5 million), or (b) March 31, 2005, at the then current market price of our Common Stock. (Please see our Current Report on Form 8-K dated March 25,
2003). Amounts owed pursuant to Exhibits 10.1 and 99.1 to our Current Report on Form 8-K dated June 9, 2003 may be paid by issuance of Bion Common Stock as set forth above and in the respective exhibits.

     Although Dairy, our subsidiary, recently received the financing described above (which financing was not large enough to repay our creditors and is subject to a limiting "Use of Proceeds" which does not permit significant payment to our existing creditors) and we are currently seeking other outside sources of capital, as of this date we have not been able to secure the level of financing that is necessary for our current and future operations and/or to repay our existing indebtedness and there can be no assurance that sufficient funds will be available from external sources. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. Since we do not yet have the ability to generate cash flow from operations, we have substantially curtailed our current business activities and we may need to cease operations if we are not able to raise capital from outside sources. This would have a material adverse effect on our business and our shareholders.

CENTERPOINT SHAREHOLDERS MEETING/REMOVAL OF CONTRACTUAL PROBLEMS

     A meeting of the Centerpoint Corporation ("Centerpont") stockholders which commenced on July 31,2003 was concluded on August 25, 2003.
Centerpoint stockholder ratification of the Amended Centerpoint Agreement was overwhelmingly approved (96% of the shares present at the meeting voted in favor, including shares owned by Bion). It should be noted that 85% (1,179,405 shares) of the shares present at the meeting other than the shares owned by Bion voted in favor of the ratification and only 1,490 shares voted against the ratification (with the balance of such shares abstaining). See our Current Report on Form 8-K dated April 12, 2003 for further details regarding the matters being ratified.

     On August 27, 2003, Bion paid the sum of $90,000 to OAM, S.p.A. (and its designees) to complete the transaction described in our Current Report on Form 8K dated April 12, 2003 (set forth in Exhibit 99.2 thereto) as a result of the favorable vote by Centerpoint's stockholders.

     As a result, the contractual impediments to future financing described in our Current Report on Form 8-K dated April 12, 2003(see Exhibits 99.2 and 99.3 thereto) have now been removed.



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
TEXAS INSTALLATION

     During the second half of May 2003 we commenced construction of a second generation Bion Nutrient Management System ("NMS") on the Devries Dairy in Texas (which milks approximately 1150 cows) as a retrofit of the dairy's existing lagoon. Start-up occurred early in July 2003. We anticipate the biology of this installation will be mature by approximately mid-September 2003. The purpose of this installation is to demonstrate the capacity of our second generation NMS to remove nutrients (primarily nitrogen and phosphorus) from the waste stream. Results are anticipated during the Fall of 2003. We consider the success of this system at the Devries Dairy in Texas to be extremely important in demonstrating the effectiveness of the Bion NMS. Success of this installation (as defined in Exhibit 10.1 hereto) is one of the conditions for the conversion of the Notes into common stock of Bion Dairy Corporation (see above).

Item 7. Financial Statements and Exhibits.

     The following documents are filed as exhibits to this Form 8-K:

     Exhibit No.   Description

     10.1          Financing Documents




                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BION ENVIRONMENTAL TECHNOLOGIES, INC.


Date: September 8, 2003              By: /s/ Mark A. Smith
                                        -----------------------------------
                                        Mark A. Smith, President













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